Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the last date of the signature block, to the Transfer Agent Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Principal Street Short Term Municipal Fund; and

WHEREAS, the parties desire to amend the series of the Trust to update the
Green Square Tax-Exempt High Income Fund to the Principal Street High Income Municipal Fund; and

    WHEREAS, Section 12 of the Agreement allows for its amendment by a written     instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit W is hereby superseded and replaced with Amended Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Brian Wiedmeyer	By: /s/ Anita Zagrodnik
Printed Name: Brian Wiedmeyer	Printed Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: April 14, 2022	Date: 4/14/2022

Amended Exhibit W to the Managed Portfolio Series Transfer Agent Servicing Agreement

Name of Series
Principal Street High Income Municipal Fund
Principal Street Short Term Municipal Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at November, 2016

Annual Service Charges to the Fund*
Base Fee per CUSIP            $[ ] first CUSIP, $[ ] each additional CUSIP
NSCC Level 3 Accounts             $[ ] per open account
No-Load Fund Accounts            $[ ] per open account
Load Fund Accounts            $[ ] per open account
Daily Accrual Fund Accounts            $[ ] per open account
Closed Accounts                 $[ ] per closed account

Annual Basis Point Fee
[ ] basis point on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, mutual fund profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule at November, 2016
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $[ ] per CUSIP
Expedited CUSIP Setup – $[ ] per CUSIP (Less than [ ] days)
FAN Web Responsive Design (includes Mobile Access)
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
FAN Web Premium (Fund Groups over [ ] open accounts)
Implementation – $[ ] per fund group – includes up to [ ] hours of technical/BSA support
Annual Base Fee – $[ ] per year
FAN Web Select (Fund Groups under [ ] open accounts)
Implementation – $[ ] per fund group – includes up to [ ] hours of technical/BSA support
Annual Base Fee – $[ ] per year
Customization – $[ ] per hour – (subject to change at prevailing rates of vendor)
Activity (Session) Fees:
Inquiry – $[ ] per event
Account Maintenance – $[ ] per event
Transaction – financial transactions, duplicate statement requests, etc. – $[ ] per event
New Account Set-up – $[ ] per event (Not available with FAN Web Select)
Strong Authentication:
$[ ] per month per active FAN Web ID (Any ID that has had activity within the [ ]-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[ ] per year
Per Record Charge
Rep/Branch/ID – $[ ]
Dealer – $[ ]
Price Files – $[ ] per record or $[ ] per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
    Account inquiry
-    Inquiry - $[ ] per event
-    Vision ID - $[ ] per month per ID
    Transaction Processing*
-     Implementation Fee - $[ ] per Management Company
-    Transaction – purchase, redeem, and exchange - $[ ] per event
-    Monthly Minimum Charge - $[ ] per month
    Electronic Statements*
-    Implementation- $[ ] per fund group
-    Load charges-$[ ] per image
-    Archive charge (for any image stored beyond [ ] years)-$[ ] per document
*Vision ID and event charges also apply.
Fund Source
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
$[ ] per Month – Unlimited Users
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[ ] per Email

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2016
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪RMOD – Statement Storage & Retrieval
Setup: $[ ] per user
Support: $[ ] per user per month
ReportSource – Report and Data File Storage & Retrieval
Setup: Included in initial fund setup on Transfer Agent system
$[ ] per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
Standard ad-hoc select: $[ ] per file
Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
Support: $[ ] per file per month for recurring files/reports scheduled for delivery via Report Source.
Recurring files scheduled for delivery via Report Source.
Custom Electronic File Exchange (DDS delivery of standard TIP files)
Setup: $[ ] one-time fee
Support: $[ ] per file per month
File Delivery to Alternate Sales Reporting Provider
Setup: $[ ] one-time fee
Maintenance Fee: $[ ] per file per month
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
$[ ] implementation
$[ ] per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
$[ ] implementation
$[ ] per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
$[ ] implementation
$[ ] per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
$[ ] implementation
$[ ] per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
$[ ] implementation
$[ ] per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
$[ ] implementation
$[ ] per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
$[ ] per month
Programming Charges
$[ ] per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
Fund setup programming (transfer agent system, statements, options, etc.)
Conversion programming
Customized service development
Voice response system setup (menu selections, shareholder system integration, testing, etc.)
All other client specific customization and/or development services
Outbound Calling & Marketing Campaigns
Cost based on project requirements.

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2016
Short-Term Trader
Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪[ ] days or less: $[ ] per open account
▪[ ]-[ ] days: $[ ] per open account
▪[ ]-[ ] days: $[ ] per open account
▪[ ] days – [ ] year: $[ ] per open account
▪[ ] year – [ ] years: $[ ] per open account
Excessive Trader
Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪$[ ] setup per fund group of [ ]-[ ] funds, $[ ] setup per fund group of over [ ] funds
▪$[ ] per account per year
Transfer Agent Training Services
On-site at USBFS – $[ ] per day
At Client Location – $[ ] per day plus travel and Miscellaneous expenses if required
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[ ] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[ ] setup per fund group
$[ ] per month administration
$[ ] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[ ] per fund group per month
Literature Fulfillment Services
Account Management/Database Administration
$[ ] per month
Receiving – $[ ] per SKU
Order Processing – $[ ] per order
Skid Storage – $[ ] per month per location
Disposal – $[ ] per SKU
Inbound Teleservicing Only
Account Management – $[ ] per month (OR)
Call Servicing – $[ ] per call
Lead Source Reporting
$[ ] per month
Closed Loop Reporting
Account Management – $[ ] per month
Database Installation, Setup – $[ ] per fund group
Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[ ] per Month

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2016
CTI Reporting
Integrated custom detailed call reporting
$[ ] per monthly report
Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
Initial data population: $[ ] for less than [ ] CUSIP / $[ ] for [ ] CUSIPS or more
Monthly maintenance: $[ ] per management company
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[ ]/hour
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
$[ ] per transfer to successor trustee
$[ ] per participant distribution (Excluding SWPs)
$[ ] per refund of excess contribution
$[ ] per reconversion/recharacterization

Additional Shareholder Paid Fees
$[ ] per outgoing wire transfer or overnight delivery
$[ ] per telephone exchange
$[ ] per return check or ACH or stop payment
$[ ] per research request per account (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:
$[ ] setup per fund group
$[ ] per certificate transaction
Real Time Cash Flow
Implementation (one time charge) & Recurring Charges (monthly)
Up to [ ] Users – $[ ]
Over [ ] Users – to be provided
Training
WebEx - $[ ] per user
On Site at USBFS – $[ ] per day
At Client Location – $[ ] per day plus travel and Miscellaneous expenses if required
Real Time Data Feeds
Implementation (per feed) – $[ ] per hour ([ ] hour estimate)
Recurring (per feed) – $[ ] per month
Fund Closing/Deconversion Fees
Programming & File Delivery – $[ ]/hour
Project Management/Analysis – [ ]/hour
Account Data Retention – $[ ]/account/month until purged*
CUSIP Data Retention – $[ ]/CUSIP/month until purged*

*FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2016
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
▪$[ ] – $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
▪$[ ] – $[ ] MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪$[ ] – $[ ] MARS Sales Reporting (Includes 5 Sales Users)
▪$[ ] – $[ ] MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪$[ ] – $[ ] – Enhanced Services*
Includes up to [ ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪$[ ] – SalesForce.com Integration
▪$[ ] – Custom Data Interface
▪$[ ] – OmniSERV Setup
▪$[ ] – Standard Interface
▪$[ ] – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪$[ ] – Sales Reporting
▪$[ ] – 22c-2 Compliance
▪$[ ] – CRM
▪$[ ] – SFDC
Standard Version 8i Products & Services (Monthly Fee)
▪$[ ] – OmniSERV
▪$[ ] – Daily Transaction Load from Sales Portal
▪$[ ] – Monthly Asset Load from Sales Portal
▪$[ ] – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪$[ ] – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
▪$[ ]/month     (AUM $[ ] – $[ ])
▪$[ ]/month     (AUM $[ ] – $[ ])
▪$[ ]/month (AUM $[ ] – $[ ])
▪$[ ]/month (AUM $[ ] – $[ ])
Once an AUM of $[ ] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[ ] per month.
Storage allocation includes initial 10GB of data. Each additional [ ]GB of storage space is $[ ] per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪$[ ] – Custom Data Interface
▪$[ ] – Standard Interface
▪$[ ] – OmniSERV Interface
Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)
MARS Training
▪$[ ] /day plus travel and miscellaneous expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at November, 2016
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Confirm Statements – $[ ] initial setup fee
Note: Quarterly minimum fee of $[ ].

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Investor Statements – $[ ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Tax Statements – $[ ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Compliance Documents – $[ ] initial setup fee
Note: Annual compliance minimum fee of $[ ].

Related FAN Web Fees
View Consent Enrollment – $[ ] per transaction
Consent Enrollment – $[ ] per transaction
View Statements – $[ ] per view

Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
[ ] year minimum term
Storage for [ ] years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for [ ] years and greater, if desired
FAN Web customization charges also apply

Advisor’s Signature not required at May 10, 2017 as the transfer agent fees are not changing.